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                                                                    EXHIBIT 10.3

                            SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement ("Agreement"), dated as of November 4, 1997, by and among Topp Telecom, Inc., a Florida corporation, ("Company"), CellStar Telecom, Inc., a Delaware corporation ("Investor"), David Topp ("Topp") and F.J. Pollak ("Pollak" and together with Topp, the "Individual Shareholders") and each future holder of record of Voting Stock (hereinafter defined) who executes this Agreement or a separate agreement to be bound by the terms hereof, regardless of when executed (Investor, Individual Shareholders and such future holders of record are hereinafter sometimes referred to collectively as the "Shareholders" and each individually as a "Shareholder") and Dora Topp, the spouse of Topp ("Dora Topp") (for purposes of Section 7 only).

                                  WITNESSETH:

     WHEREAS, the Company has authorized 5,000,000 shares of Voting Common Stock (the "Voting Stock") and 5,000,000 shares of non-voting common stock (the "Non-Voting Stock"), which together with the Voting Stock are collectively referred to as the "Securities");

     WHEREAS, prior to the execution and delivery of this Agreement, the Individual Shareholders were the record and beneficial owners of all of the outstanding shares of the Company's Voting Stock; and

     WHEREAS, to induce the Investor to invest in the Company by purchasing shares of the Securities from the Company, the Company and the Individual Shareholders desire to place certain restrictions upon the transfer and voting of the Securities;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. RIGHT OF FIRST REFUSAL

     1.1  Right of First Refusal.

     (a) If a Shareholder ("Seller") receives a bona fide written offer ("Offer") from a potential transferee (the "Offeror") to purchase all, but not less than all, of his Securities, the Seller must comply with the provisions of this Section prior to accepting the Offer. Within ten days of his receipt of the Offer, the Seller shall obtain from the Offeror a statement in writing addressed to the Seller and signed by the Offeror (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"); (ii) the price per share to be paid by the Offeror (the "Third Party Price") and the terms of payment of such Third Party Price; (iii) the Offeror's willingness to be bound by the terms of this Agreement if the Offer is accepted; (iv) the Offeror's name, address and telephone number; and (v) the Offeror's willingness to supply any additional information about the Offeror as may be reasonably requested by the Shareholders other than the Sellers (the "Other Shareholders").

     (b) Within five days following the Statement Date, the Seller shall give notice ("Notice") to the Company and the Other Shareholders stating that the Seller proposes to accept
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the Offer. The Seller shall deliver with the Notice (i) the Statement, (ii)
evidence reasonably satisfactory to the Company as to the Offeror's financial ability to consummate the proposed purchase; and (iii) an opinion of counsel reasonably satisfactory to the Company that the proposed transaction would be in compliance with the Securities Act.

     (c) The Company shall thereupon have the irrevocable and exclusive option, but not the obligation (the "First Option"), to purchase all, but not less than all, of the shares of Securities which the Offeror has proposed to purchase from the Seller (the "Subject Shares") for the purchase price and on the terms set forth in the Statement. The First Option shall be exercised by the Company by giving notice (the "First Option Notice") to the Seller within 15 days following the date of the Notice that the Company elects to exercise the First Option. Upon exercise of the First Option, the Company shall have the obligation to purchase the Subject Shares subject to the terms and conditions hereof. Failure by the Company to exercise the First Option or to give a First Option Notice shall be deemed an election by it not to exercise the First Option.

     (d) If the First Option is not exercised, the Other Shareholders shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Second Option"), to purchase all, but not less than all, of the Subject Shares for the purchase price and on the terms set forth in the Statement. The Second Option shall be exercised by the Other Shareholders by giving notice of such exercise (the "Second Option Notice") to the Seller and the Company within five days following the expiration of the Company's 15-day exercise period referred to in subsection (c) above. Any purchase of the Subject Shares by the Other Shareholders pursuant to this subsection (d) shall be pro rata among the Other Shareholders electing to purchase such Shares, according to such Other Shareholders' respective ownership of shares of Common Stock, unless such Other Shareholders shall otherwise agree. Upon exercise of the Second Option, the exercising Other Shareholders shall have the obligation to purchase the Subject Shares on and subject to the terms and conditions of the Statement and of this Agreement. Failure by any Other Shareholder to exercise the Second Option or to give a Second Option Notice shall be deemed an election by such Other Shareholders not to exercise the Second Option.

     (e) Anything in subsections (c) and (d) to the contrary notwithstanding, the Company and the Other Shareholders having the First Option and the Second Option, respectively, may, pursuant to the exercise of the First Option or the Second Option, purchase fewer than all of the Subject Shares provided that the Company and such persons in the aggregate elect to purchase all, but not less than all, of the Subject Shares, and it shall be a condition precedent to the obligation of the Company and such persons to purchase any Subject Shares that all, but not less than all, of the Subject Shares have in the aggregate been elected to be purchased pursuant to the exercise of the First Option and the Second Option. If the Subject Shares are not purchased by the Company or the Other Shareholders, pursuant to this Section then the Seller may sell the Subject Shares at any time during the ensuing 60 days in strict conformity with the terms set forth in the Statement. If at the end of such 60-day period the Seller has not sold the Subject Shares, all restrictions on the sale or transfer of the Securities set forth in this Agreement shall again be in effect.

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     1.2  Closing. If any shares are purchased by the Company or the Other
Shareholders pursuant to the First Option or the Second Option, then such purchases shall, unless the parties thereto otherwise agree, be completed at a closing (the "Closing") to be held at the principal office of the Company in Miami, Florida at 10:00 a.m. local time on the tenth business day following the exercise of any other First Option and/or the Second Option.

SECTION 2. TAG-ALONG RIGHTS; TAKE-ALONG RIGHTS.

     2.1 Tag-Along Rights. If the Company or the holder(s) (whether one or more, the "Majority Holder(s)") of 50% or more of the Company's outstanding Securities receive a bona fide offer to purchase 50% or more of the Company's outstanding Securities ("Control Shares"), and the Majority Holder(s) desire to accept such offer, the Majority Holder(s) shall give notice to the Investor, together with a copy of the offer ("Tag-Along Offer"). The Investor shall thereupon have the right, but not the obligation, to sell a portion of its Securities in any sale made pursuant to the Tag-Along Offer; and the Majority Holder(s) shall be required to include in such sale, upon the same price, terms and conditions, the number of Investor's shares of Securities equal to the Investor's pro-rata share of the total amount of Securities covered in the Tag-Along Offer.

     2.2 Take-Along Rights. In the event that the Company or the Majority Holder(s) receive an offer to purchase all, but not less than all, of the outstanding shares of the Company from an unaffiliated party and the Majority Holder(s) desire to accept such offer, the Investor shall sell the Investor's Securities upon the same terms and conditions, and for the same purchase price per share as proposed to be sold by the Majority Holder(s), pursuant to such offer ("Take Along Sale").

SECTION 3. EXCLUSIONS

     3.1 Public Offerings Excluded. The terms and provisions of Sections 1 and 2 shall not apply to sales of Common Stock made pursuant to a Public Offering.

SECTION 4. REGISTRATION RIGHTS

     4.1 Demand Registration. In the event that the Company shall have previously effected a Public Offering, a Shareholder may notify the Company in writing that the Shareholder desires the Company to cause at least fifty percent (50%) of such Shareholder's Securities to be registered for sale to the public under the Securities Act. Within fifteen (15) days after the Company's receipt of the Shareholder's request, the Company will promptly notify the other Shareholders and prepare and file, and use its best efforts to prosecute to effectiveness, an appropriate filing with the SEC of a registration statement covering such shares and the proposed sale or distribution thereof under the Securities Act. Notwithstanding the foregoing, the Company shall not be required to effect, or take any action to effect, a registration requested pursuant to this Section 4.1 for such Shareholder (a) after the Company has effected two (2) registrations pursuant to this Section 4.1 for such Shareholder and such registrations have been declared or ordered effective by the SEC, (b) more than one registration on Form S-1 in any twelve-month period, (c) any registration on Form S-1 when the Company is eligible to use Form S-3 with respect to the relevant offering, or (d) any registration within the 120-day period after the Public Offering. The Company may postpone filing of any registration statement hereunder

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for a reasonable period of time (not to exceed 90 days) if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material transaction or other matter that the Company determines reasonably and in good faith would result in a material detriment to the Company. The Company shall use its best efforts to cause such registration statement to remain effective for such period that may be reasonably necessary to complete the distribution of securities so registered for sale.

     4.2 Piggyback Rights. If the Company shall at any time propose to register pursuant to an underwritten offering any class of security on any form for the general registration of the Company's securities under the Securities Act (other than a registration form relating to (i) a Public Offering of stock of the Company not including any secondary offering of shares then issued and outstanding, or (ii) any employee stock option or employee stock purchase or savings plan or certain reclassifications, mergers, consolidations or acquisitions), the Company will give prompt written notice to the Shareholders of its intention to do so. Upon the written request of the Shareholders made within 20 days after the receipt of any such notice, the Company will cause the Securities which the Company has been so requested to register by the Shareholders to be registered under the Securities Act; provided that, (i) the Shareholders must sell its Securities to the underwriters of such offering on the same terms and conditions as any similar securities of the Company or other holders included therein; (ii) the Shareholders may elect, not later than five days prior to the effectiveness of the registration statement filed in connection with such registration, not to register such securities in connection therewith, (iii) the Company shall not obligated to include the Securities to the extent the underwriter or underwriters of such securities shall determine in good faith that the inclusion of the Securities would jeopardize the successful sale at the desired price of such securities proposed to be sold by the underwriter or underwriters, in which case the number of shares, if any, to be included in the registration statement shall be allocated among the Shareholders pro rata on the basis of the number of shares of Securities held by the Shareholders, (iv) the Shareholders may exercise this right only with respect to three registrations, and (v) the Company shall not be required to maintain in effect the registration statement as it relates to the shares of Securities beyond the period necessary to comply with the Securities Act. If the registration is an underwritten offering, the Company will have the sole and exclusive right to select the investment banker(s) and manager(s) to administer the offering and to make any other decision with respect to the offering.

     4.3 Expenses. The registration expenses of the Shareholders will be paid by the Company in all registrations in which the Shareholders are entitled to participate pursuant to Sections 4.1 and 4.2; provided, however, that the Shareholders shall pay (i) the fees and disbursements of its own counsel and
(ii) the Securities Act registration fees and underwriters discounts and compensation, if any, attributable to the inclusion in such registration of such Shareholder's Securities.

     4.4 Restrictions on Sale. The Shareholders agree not to effect any public sale or other distribution of any Securities or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities during the 30 days prior to and the 120 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

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     4.5  Covenants. A Shareholder may not participate in any underwritten offering hereunder unless such Shareholder (i) agrees to sell shares of Securities on the basis provided in any underwriting arrangements relating to such underwritten offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements. The Company and the Shareholders will enter into customary indemnification agreements with respect to any public offering in which the Shareholders participate concerning information furnished by or on behalf of each such party for use in the preparation of the registration statement and/or prospectus and any amendments or supplement thereto.

     4.6 Additional Grants of Registration Rights. The Company shall not hereafter enter into any agreement with respect to its Securities which is inconsistent with the rights granted to the Shareholders in this Section 4. If the Company shall hereafter grant any registration or similar rights with respect to any securities of the Company which are more favorable than the rights granted to Investor in this Agreement, the Investor shall immediately be vested with such more favorable rights.

     4.7 Transferable Rights. The registration rights granted to the Shareholders in this Agreement may be transferred in connection with a permitted disposition of all or any portion of the Securities of the Shareholders. Any transferee of the Securities of the Shareholders pursuant to a permitted disposition shall succeed to all of the registration rights hereunder of such Shareholder.

SECTION 5. PARTICIPATION RIGHTS

     5.1 Right to Participate in Additional Financings. The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company for the purpose of raising capital in excess of $250,000 for the Company, unless the Company first submits written notice to the Investor, identifying the terms of the proposed sale (including cash price, number of shares and all other material terms), and offers to the Investor the opportunity to purchase all of the securities on terms and conditions, including price, not less favorable to the Investor than those on which the Company proposes to sell such securities to another party, whether or not such other party is a third party, another shareholder or has any relationship with the Company or any shareholder of the Company. The Company's offer to the Investor shall remain open and irrevocable for a period of 20 days. The Investor shall have the right, but not the obligation, to purchase all or any portion of the securities so offered. Any securities so offered which are not purchased by the Investor pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investor, at any time within 120 days following the termination of the above-referenced 120-day period but may not be sold on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section.

     Notwithstanding the foregoing, the Company may (i) issue, or issue options for, shares of its Common Stock (as appropriately adjusted for stock splits, stock dividend and the like) to

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officers, employees and directors of, and consultants to, the Company pursuant to plans approved and/or adopted by the Board of Directors of the Company and may issue shares of its Common Stock upon the exercise of any such stock options and (ii) issue securities to the public pursuant to a registration statement filed under the Securities Act.

     5.2 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 5 shall terminate immediately prior to the closing of a Public Offering.

SECTION 6. VOTING; CERTAIN ACTIONS

     6.1 The following actions by the Company shall require the prior consent of the Investor, which consent shall not be unreasonably withheld:

          (a) Issuance of any securities of the Company (whether debt, equity or any combination thereof, and whether voting or non-voting) or any rights to acquire any securities of the Company (except pursuant to a stock option plan adopted by the Board or the issuance of the December Shares).

          (b) Increase in the number of members of the Board of Directors (provided no consent shall be required if such increase is made in accordance with Section 6.3 hereof).

          (c) Alteration, amendment, repeal or other change of the Company's Articles of Incorporation or Bylaws;

          (d) Repurchase or redemption by the Company of any of the Company's outstanding Securities;

          (e) Declaration and payment of dividends or distributions of cash, property, securities or otherwise on the Company's Securities;

          (f) Transactions with any officer, director, shareholder (or any affiliate of any of them) of the Company or any other party directly or indirectly related to the Company, other than inventory purchases and transactions in the ordinary and usual course of the Company's business (provided, that, the Investor specifically acknowledges to and consents to the employment agreements currently in effect for Topp and Pollak and that payments with respect to the Topp Debt (as defined in the Stock Purchase Agreement) will continue to be made to Topp consistent with past practices);

          (g) Acquisition of the stock or all or substantially all of the assets of any person or business;

          (h) Capital expenditures in excess of $100,000 per transaction or per quarter;

          (i) Sale, transfer, pledge or other disposition of any material asset of the Company, or of any material amount of the Company's assets;

          (j) Approval of the Company's annual operating budget and business plan:

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          (k)  Any material deviation from the annual operating budget and business plan as approved by the Board of Directors;

          (l) Material contracts performable over three or more months or involving in excess of $100,000, other than contracts with customers or non-inventory suppliers in the ordinary course of business;

          (m) Incurrence of indebtedness for borrowed money or property in excess of $200,000 or payable over a period of more than three months.

          (n) Employment, appointment, engagement or retention of any executive officer, or any person to perform duties at the level of responsibility of any executive officer, of the Company;

          (o)  Termination of employment of any executive officer;

          (p) Any material and substantial change to the business of the Company.

     6.2 Amendment of Articles of Incorporation or Bylaws. Subject to Subsection 6.3 below, no Shareholder shall vote any Securities owned or controlled by it in favor of an amendment to or repeal of any provision of the Company's Articles of Incorporation or Bylaws or for the adoption of new or restated Articles of Incorporation or Bylaws of the Company without the prior written consent of the Investor, if such amendment or repeal of or new documents would affect the size or composition of the Board of Directors in violation of this Agreement.

     6.3 Size of Board. The Company hereby covenants that the Board of Directors shall consist of no more than seven (7) members, unless otherwise agreed to by the Shareholders. The Shareholders acknowledge that the Board currently consists of three members and agree that (a) the fourth member of the Board shall be appointed by the Investor, (b) the fifth member of the Board shall be appointed by mutual agreement of the Shareholders, (c) the sixth member of the Board shall be appointed by mutual Agreement of Topp and Pollak, and (d) the seventh member of the Board shall be appointed by the Investor. Unless otherwise agreed to by the Shareholders, if the Board of Directors amends the Bylaws of the Company or repeals the Company's Bylaws and adopts new Bylaws and such amendment or new Bylaws affects the size or composition of the Board of Directors in violation of this Agreement, each Shareholder shall use such Shareholder's best efforts to cause such amendment or new Bylaws to be further amended so as to be consistent with the terms and intent of this Agreement, and each Shareholder hereby agrees to vote any Securities owned or controlled by it accordingly.

     6.4 Proxies. No Shareholder shall give any proxy or power of attorney that permits the holder thereof to vote in her/his/its discretion on the election or removal of directors of the Company or the size of the Board of Directors, unless such proxy or power of attorney is expressly made subject to the provisions of Section 6.3 of this Agreement.

     6.5 Board Vacancies. In the event a vacancy occurs on the Board of Directors of the Company other than by reason of an increase in the number of directors, the remaining directors

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shall fill such vacancy in a manner consistent with Section 6.3 above. In the event a vacancy occurs on the Board of Directors of the Company by reason of an increase in the number of directors of the Company, if permitted by applicable corporation law, the remaining directors shall fill such vacancy in a manner consistent with Section 6.3 above.

     6.6 Annual Budget. The Company shall develop and present to the Board of Directors an operating budget for each fiscal year of the Company. The first such budget for the 1998 fiscal year shall be presented to the Board of Directors within thirty (30) days following the date hereof. Each subsequent budget shall be presented to the Board of Directors not less than sixty (60) days prior to the start of each fiscal year.

     6.7 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 6 shall terminate immediately prior to the closing of a Public Offering.

SECTION 7. CERTAIN ACTIONS IN EVENT OF DEATH

     7.1 Death of Topp. Dora Topp agrees that any Voting Stock owned by Dora Topp as a result of Topp's death shall be voted in accordance with advice received from Pollak. If Pollak shall die prior to Topp, then the Voting Stock received by Dora Topp in the event of Topp's death shall be subject to the provisions of Section 7.2 hereof.

     7.2 Death of Pollak or Dora Topp. In the event of Pollak's death or Dora Topp's death, any Securities held by such person's estate shall be sold to the Company (and the Company shall be obligated to purchase) such Securities within 90 days following the date of death. The purchase price for the Securities shall be equal to the greater of (x) five (5) times such deceased person's proportionate share of the Company's pre-tax profits for the immediately preceding 12-month period, or (y) the fair market value of such Securities, as determined by mutually agreeable independent appraiser.

     7.3 Payment of Purchase Price. The purchase price shall be paid in a lump sum from the proceeds of the insurance policy referenced in Section 9.16 hereof.

     7.4 Termination. Notwithstanding anything herein to the contrary, the provisions of this Section 7 shall terminate immediately prior to the closing of a Public Offering.

SECTION 8. CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

     Prior Shareholders' Agreement. "Prior Shareholders' Agreement" means that certain Shareholders' Agreement, dated May 15, 1996, by and among the Company, Topp and Pollak.

     Public Offering. "Public Offering" means the initial public offering of the Company's common stock to the public pursuant to a registration statement filed and declared effective under the Securities Act.

     Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

     SEC. "SEC" means the Securities and Exchange Commission.

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     Stock Purchase Agreement. "Stock Purchase Agreement" means the Stock
Purchase Agreement, dated the date hereof, whereby Investor is purchasing the Securities.

SECTION 9. MISCELLANEOUS

     9.1 Amendments, Waivers and Consents. No failure or delay on the part of any party hereto in exercising any right, power or remedy thereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Company and the Investor.

     9.2 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

     9.3 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

     9.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     9.5 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when received and may be delivered by hand, telecopy, telex or other method of facsimile, certified or registered mail, postage and charges prepaid, return receipt requested, or by overnight delivery, in the case of the Investor, to CellStar Telecom, Inc., 1730 Briercroft Court, Carrollton, Texas 75006, Attention: President, with a copy to CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attention:
General Counsel; and in the case of Topp, to Topp Telecom, Inc., 8280 N.W. 27th Avenue, Suite 506, Miami, Florida 33122, Attention: President.

     9.6 Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     9.7 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein, including, but not limited to the Prior Shareholders' Agreement.

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     9.8  Insufficient Surplus. If at any time when the Company elects to exercise an option to purchase any of the shares of Securities hereunder, or shall be obligated to purchase or pay for any of the shares of Securities hereunder, it shall have insufficient surplus to permit it under applicable law to purchase such shares, the Shareholders agree that it shall forthwith take appropriate steps to effect a sufficient reduction of the stated capital of the Company to enable such purchase to be made. In no event shall this provision be deemed to impose on the Shareholders the obligation, directly or indirectly, to invest any additional amounts of the Company (whether by contribution to capital, purchase of additional shares or otherwise).

     9.9 Endorsement of Stock Certificates. Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office. Certificates representing the shares of Securities issued prior to the date of this Agreement shall be recalled by the Company on or before one (1) day after the effective date of this Agreement, and an officer of the Company shall endorse each certificate representing the shares of Securities heretofore and hereafter issued by the Company to any person by causing to be placed on the face thereof the following: "See restrictions on back of certificate" and by causing to be placed on the back thereof the following legend:

     THE STOCK REPRESENTED BY THE WITHIN CERTIFICATE IS ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF A SHAREHOLDER AGREEMENT, DATED AS OF NOVEMBER 4, 1997. A COPY OF SUCH SHAREHOLDER AGREEMENT HAS BEEN FILED AT THE OFFICE OF THE CORPORATION. THIS CERTIFICATE AND THE STOCK REPRESENTED HEREBY IS NOT SUBJECT TO SALE, ASSIGNMENT, TRANSFER, MORTGAGE, PLEDGE, HYPOTHECATION, OR OTHER ENCUMBRANCE OR DISPOSITION, EXCEPT AS PROVIDED IN SUCH SHAREHOLDER AGREEMENT, TO ALL OF WHICH AND TO WHICH SHAREHOLDER AGREEMENT THE HOLDER HEREOF, BY THE ACCEPTANCE HEREOF, AGREES.

     The Company may also cause to be imposed upon such certificates such other legends as counsel to the Company shall determine to be required under the provisions of any federal securities act or any State law.

     No Shareholder may sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection therewith.

     9.10 Obligations of Purchasers are Several. Except as may otherwise be specifically provided in this Agreement, the liability of the Shareholders who purchase shares hereunder shall be several. Each Other Shareholder who purchases shares shall have no liability or responsibility for the performance of the obligations of any Other Shareholders who may be purchasing shares at the same time or otherwise in connection with the transaction.

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     9.11 Specific Performance. Each of the parties acknowledge that it will be impossible to measure in money the damage to the parties or to any of them, if any party fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the Investor will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against her/him/it at the suit of an aggrieved party without bond or other security, to compel performance of all of the terms hereof, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration,
(ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.

     9.12 Successors and Assigns. Neither this Agreement nor any right created hereby shall be assignable by any party hereto, except by the Investor to any commonly controlled affiliate of Investor. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns and any receiver, trustee in bankruptcy, or representative of the creditors of each of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     9.13 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     9.14 Representations of Shareholders. Each Shareholder hereby represents and warrants to the Company and each other Shareholder that as of the date of such Shareholder's execution of this Agreement, she/he/it is the record and beneficial owner of the Securities indicated on APPENDIX I hereto, free and clear of all liens, claims, encumbrances, and equities of every kind and character whatsoever, with the sole exception of such liens and encumbrances as are specifically authorized pursuant to the terms of this Agreement. Each Shareholder agrees to indemnify and hold harmless the Company and each other Shareholder from and against any and all liabilities, losses, costs or expenses (including attorney's fees) arising from the breach or inaccuracy of the foregoing representation and warranty.

     9.15 Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operation carried out under this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement shall be exclusively and finally settled by arbitration, and any party may submit such a dispute, controversy or claim to arbitration.

          (a) The arbitration shall be heard and determined by three (3) arbitrators except that any claim less than $100,000 shall be heard and determined by one (1) arbitrator chosen in accordance with the rules of the American Arbitration Association. Each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or if

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

the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Miami, Florida, at a site chosen by mutual agreement of the parties or chosen by the arbitrators;

               (ii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iii) The costs of the arbitration proceedings (including reasonable attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

               (iv) The decision of the arbitrators shall be reduced to writing and shall contain the factual and legal reasons for such decision; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement; and

               (v) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     9.16 Life Insurance. The Company will purchase insurance to cover its obligations under Section 7 hereunder.

                               ****************

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     IN WITNESS WHEREOF, the parties hereto have executed this Shareholder
Agreement on the date first written above.

                The Company:            TOPP TELECOM, INC.


                                        By:  /s/ F.J. POLLAK
                                           -------------------------------------
                                                F.J. Pollak, President


                Investor:               CELLSTAR TELECOM, INC.


                                        By:  /s/ DANIEL T. BOGAR
                                           -------------------------------------
                                                Daniel T. Bogar


                Individual Shareholders:

                                        /s/ DAVID TOPP
                                        ----------------------------------------
                                        DAVID TOPP



                                        /s/ F.J. POLLAK
                                        ----------------------------------------
                                        F.J. POLLAK

                For purposes of Section 7 only:

                                        /s/ DORA TOPP
                                        ----------------------------------------
                                        DORA TOPP

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